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                                                                     Exhibit 5.1

                            [Perkins Coie Letterhead]

                                 April 22, 1997



Shurgard Storage Centers, Inc.
1201 Third Avenue, Suite 2200
Seattle, Washington  98101

Gentlemen and Ladies:

         We have acted as counsel to you in connection with (i) the proceedings for the authorization and issuance by Shurgard Storage Centers, Inc. (the "Company") of $50,000,000 principal amount of 7 1/2% notes due 2004 and $50,000,000 principal amount of 7 5/8% notes due 2007 (together, the "Notes") and (ii) the preparation and filing of a prospectus supplement to the Company's Registration Statement on Form S-3, File No. 333-21273, which was declared effective by the Securities and Exchange Commission on February 20, 1997 (the "Registration Statement"), which you have filed with the Securities and Exchange Commission with respect to the Notes (the "Prospectus Supplement").

         We have examined the Registration Statement, the Prospectus Supplement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion.

         Based upon the foregoing, we are of the opinion that upon the authorization, execution and delivery of an indenture (the "Indenture") between the Company and LaSalle National Bank, as trustee, and the compliance with the terms and conditions of the Indenture with respect to the creation, authentication and delivery of the Notes, the due execution by the Company and authentication and delivery by the Trustee under the Indenture of the Notes, and the sale of the Notes as contemplated by the Registration Statement and the Prospectus Supplement and in accordance with the applicable corporate and governmental authorizations, the Notes will be duly authorized and will constitute in the hands of the holders thereof valid and binding obligations of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Form 8-K, and to the reference to our firm in the Prospectus Supplement and the Registration Statement under the headings "Legal Matters."



                                          Very truly yours,

                                          PERKINS COIE